Escalade Announces Sale of Print Finishing Business

EVANSVILLE, Ind., July 3, 2014 /PRNewswire/ -- Escalade, Incorporated (NASDAQ: ESCA) is pleased to announce the sale of its Print Finishing business, including the Martin Yale® product line, to an unaffiliated third party. The sale was completed on June 30, 2014.

"Martin Yale has been an important part of the history of Escalade for over 40 years. Throughout this time, the Martin Yale brand has stood for the highest levels of quality and innovation in the Print Finishing industry," stated Robert J. Keller, President and Chief Executive Officer of Escalade, Inc. "We wish the new ownership group the best success in the future."

To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Deborah Meinert, Vice President and CFO at 812/467-4449.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuation in operating results, changes in foreign currency exchange rates, changes in the securities market, Escalade's ability to obtain financing and to maintain compliance with the terms of such financing, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

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